Exhibit 23.2

     Consent of Independent Public Accountants

          As independent public accountants, we
hereby consent to the incorporation by reference in this Registration Statement of our reports dated
January 27, 1995 included and incorporated by reference in Consolidated Freightways, Inc.'s Form
10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

/s/Arthur Andersen LLP

Portland, Oregon,
June 26, 1995